Exhibit 24.1

POWER OF ATTORNEY

Know All Men by These Presents, that the undersigned constitutes and appoints Denis McGlynn and Timothy R. Horne, each and individually, as his true and lawful attorney-in-fact and agent. with full power of substitution,  in any and all capacities to sign filings by Dover Motorsports, Inc. of Form 10-K and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.   This Power of Attorney may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, in the capacities indicated, as of this 4th day of March, 2021.

/s/ Henry B. Tippie
Henry B. Tippie
Director

/s/ Patrick J. Bagley
Patrick J. Bagley
Director

/s/ Jeffrey W. Rollins
Jeffrey W. Rollins
Director

/s/ R. Radcliffe Hastings
R. Radcliffe Hastings
Director

/s/ Michael A. Tatoian
Michael A. Tatoian
Director